EX-99.5.h

V3511 V3511 Rev. 10/01
OWNER
INFORMATION
DOLLAR-COST AVERAGING
Transfer from one source account only.
FROM TO
Indicate the dollar amount to be Indicate the dollar amount or percentage transferred out of each portfolio. (not both) to be transferred into each portfolio.
NAME OF PORTFOLIO (MINIMUM TRANSFER $100)
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1-Year Guaranteed Account $ ________________ $ __________ or _________%
3-Year Guaranteed Account MAY NOT BE A SOURCE ACCOUNT $ __________ or _________%
5-Year Guaranteed Account MAY NOT BE A SOURCE ACCOUNT $ __________ or _________%
7-Year Guaranteed Account MAY NOT BE A SOURCE ACCOUNT $ __________ or _________%
JNL/First Trust The DowSM Target 5 $ ________________ $ __________ or _________%
JNL/First Trust The DowSM Target 10 $ ________________ $ __________ or _________%
JNL/First Trust The S&P(R)Target 10 $ ________________ $ __________ or _________%
JNL/First Trust Target 25 $ ________________ $ __________ or _________%
JNL/First Trust Target Small-Cap $ ________________ $ __________ or _________%
JNL/First Trust Global Target 15 $ ________________ $ __________ or _________%
JNL/First Trust Technology Sector $ ________________ $ __________ or _________%
JNL/First Trust Pharmaceutical/
Healthcare Sector $ ________________ $ __________ or _________%
JNL/First Trust Financial Sector $ ________________ $ __________ or _________%
JNL/First Trust Energy Sector $ ________________ $ __________ or _________%
JNL/First Trust Leading Brands Sector $ ________________ $ __________ or _________%
JNL/First Trust Communications Sector $ ________________ $ __________ or _________%
PPM America/JNL Money Market $ ________________ $ __________ or _________%
JACKSON NATIONAL LIFE(R)SERVICE CENTER
P.O. Box 378002
Denver, CO 80237
888/640-1432
INITIAL
TOTAL $ ________________ $ __________ or _________%
Request:
Beginning on*
______/______/_____
and continuing until
______/______/_____, or
until depletion of source
account.
I request that a regular transfer be made as designated below:
o monthly
o quarterly
o semiannually
o annually
*Request will be honored on the date all appropriate data to complete this transaction is received in JNL's Home Office in Good Order.
NOTE: No transfers made on days 29, 30, 31.
o This is a new request.
o This is a change to an existing request.
DCA+ (Select from options offered. $15,000 Account Minimum)
DCA+ Account Term__________________ Amount to be invested in DCA+ Account $
__________________ (Available for new money only.)
JNL(R) will calculate the dollar amount to be transferred each month to deplete the DCA+ Account over the term selected.
Please make the first transfer on _______/_______/_______ (mm/dd/yyyy).
Must be within 30 days of fund receipt. Please indicate the target portfolio(s) and percentage(s) below:
Name of Portfolio Percentage
______________________ ______%
______________________ ______%
Name of Portfolio Percentage
______________________ ______%
______________________ ______%
Name of Portfolio Percentage
______________________ ______%
______________________ ______%
Variable Annuity
SERVICE REQUEST FORM DOLLAR-COST AVERAGING oREBALANCING oTRANSFER
For questions or assistance, please call 888/640-1432 (7:00 a.m. to 6:00 p.m. MT).
DEFINED STRATEGIES(SM)
USE DARK INK ONLY
Owner's Name Annuitant's Name (if other than Owner)
Policy Number Social Security Number - -
Earnings SweepSM o Yes o No If "Yes," select one source account.
Sweep previous period's earnings from either the 1-Year Guaranteed Account or the PPM America/JNL Money Market portfolio.
Choose one source account: o 1-Year Guaranteed Account o PPM America/JNL Money
Market Rebalancing Indicate the percentage each fund is to be rebalanced to:
Request:
Beginning on*
------/------/------
and continuing
(select one)
o monthly
o quarterly
o semiannually
o annually
I request that the account listed on the front page be REBALANCED as designated to the left.
* Request will be honored on the date all appropriate data to complete this transaction is received in JNL's Home Office in Good Order.
NOTE: No transfers made on days 29, 30, 31.
JNL/First Trust The DowSM Target 5 _________ %
JNL/First Trust The DowSM Target 10 _________ %
JNL/First Trust The S&P(R) Target 10 _________ %
JNL/First Trust Target 25 _________ %
JNL/First Trust Target Small-Cap _________ %
JNL/First Trust Global Target 15 _________ %
JNL/First Trust Technology Sector _________ %
JNL/First Trust Pharmaceutical/ Healthcare Sector _________ %
JNL/First Trust Financial Sector _________ %
JNL/First Trust Energy Sector _________ %
JNL/First Trust Leading Brands Sector _________ %
JNL/First Trust Communications Sector _________ %
PPM America/JNL Money Market _________ %
NAME OF PORTFOLIO
TOTAL __________% MUST TOTAL 100%
TRANSFER REQUEST(S)+ REQUEST:
Request will be honored on the date all appropriate data to complete this transaction is received in JNL's Home Office in Good Order.
FROM TO
Indicate the dollar amount or percentage
Indicate the dollar amount or percentage
NAME OF PORTFOLIO (not both) to be transferred out of each portfolio. (not both) to be transferred into each portfolio.
(MINIMUM TRANSFER $100)
1-Year Guaranteed Account $ __________ or _________% $ __________ or _________%
3-Year Guaranteed Account* $ __________ or _________% $ __________ or _________%
5-Year Guaranteed Account* $ __________ or _________% $ __________ or _________%
7-Year Guaranteed Account* $ __________ or _________% $ __________ or _________%
9-Year Indexed Fixed Option** NOT AVAILABLE $ __________ or _________%
(May not be available in all states.)
JNL/First Trust The DowSM Target 5 $ __________ or _________% $ __________ or _________%
JNL/First Trust The DowSM Target 10 $ __________ or _________% $__________ or _________%
JNL/First Trust The S&P(R) Target 10$ __________ or _________% $ __________ or _________%
JNL/First Trust Target 25 $ __________ or _________% $ __________ or _________%
JNL/First Trust Target Small-Cap $__________ or _________% $ __________ or _________%
JNL/First Trust Global Target 15 $ __________ or _________% $ __________ or _________%
JNL/First Trust Technology Sector $ __________ or _________% $ __________ or _________%
JNL/First Trust Pharmaceutical/ Healthcare Sector $ __________ or _________% $__________ or _________%
JNL/First Trust Financial Sector $ __________ or _________% $ __________ or _________%
JNL/First Trust Energy Sector $ __________ or _________% $ __________ or _________%
JNL/First Trust Leading Brands Sector $__________ or _________% $ __________ or _________%
JNL/First Trust Communications Sector $ __________ or _________% $ __________ or _________%
PPM America/JNL Money Market $ __________ or _________% $ __________ or _________%
TOTAL $ __________ or _________% $ __________ or _________%
INITIAL
INITIAL
V3511 V3511
Rev.10/01 Owner's Signature Date
SIGNATURE
+ Will not change future premium allocations.
* May be subject to Interest Rate Adjustment.
**Transfers  to the  Indexed  Fixed  Option  are  only  permitted  on the  Index
Determination  Date (IDD). When you transfer  available  earnings to the Indexed
Fixed Option,  the money is first held in the general  account and credited with the same interest rate as the 1- Year Guaranteed Account until the next IDD when the amount will be  transferred.  (Please contact the JNL Annuity Service Center for available earnings which may be transferred to the Indexed Fixed Option.)
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